EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Escalera Resources Co. of our report dated March 13, 2014, relating to our audit of the consolidated financial statements, which appears in the Annual Report of Escalera Resources Co. on Form 10-K for the year ended December 31, 2013.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

Hein & Associates LLP

Denver, Colorado

July 11, 2014